UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2016

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Midwest Energy Emissions Corp. (the "Company") and its wholly-owned subsidiary, MES, Inc. ("MES", and together with the Company, collectively the "Companies"), are parties to a series of agreements, with AC Midwest Energy LLC ("AC Midwest"), including but not limited to a certain Financing Agreement dated as of August 14, 2014, pursuant to which AC Midwest made certain financial accommodations to the Company, as amended by a Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty dated as of March 16, 2015, as amended by a Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty dated as of November 16, 2015.

On January 28, 2016, the Companies entered into Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty (the "Third Amended Financing Agreement") with AC Midwest, pursuant to which AC Midwest agreed to cause its bank to arrange for the issuance to a certain customer of the Company a standby letter of credit in the amount of $2,000,000 (the "Letter of Credit") to permit the Company to enter into a contract for mercury capture program with such customer. The Letter of Credit is to guarantee the Company's performance under its contract with such customer.

Under the Third Amended Financing Agreement, and in consideration for the issuance of the Letter of Credit for the benefit of the Company, the Company shall pay AC Midwest a fee equal to 12.0% per annum of the amount available to be drawn under the Letter of Credit (the "Letter of Credit Fee"). The portion of the Letter of Credit Fee with respect to each month shall be paid in cash on or before the last day of each calendar month. In addition, and in consideration for the issuance of the Letter of Credit, the Company has agreed to issue to AC Midwest (i) a five year warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.35 per share of common stock (the "Third Warrant"), and (ii) a Senior Secured Letter of Credit Note (the "LC Note") to evidence any indebtedness owed by the Company arising from any draws made under the Letter of Credit.

If any amount is drawn under the Letter of Credit, such amount will be deemed a loan by AC Midwest to the Company which must be repaid by the Company within 30 days of such draw, the failure of which will constitute an event of default. Other default provisions include the term of the Letter of Credit extending beyond two years, the Company's customer (which was issued the letter of credit) suspending for more than 30 days or terminating the Company's right to make further deliveries under its contract with the Company, or otherwise declaring the Company in breach of such contract which breach is not cured, or the Company failing to timely pay the Letter of Credit Fee within five days after any due date. Upon default, the Company shall immediately pay AC Midwest 110% of the full amount then available for drawing under the Letter of Credit. The LC Note, like all prior notes issued by the Company to AC Midwest, shall be secured by all of the assets of the Company. Unlike all such prior notes, the LC Note shall not be convertible into common stock of the Company.

The Third Warrant shall be subject to certain anti-dilution adjustments including percentage based anti-dilution protection requiring that the aggregate number of shares of common stock purchasable upon its initial exercise not be less than an amount equal to 7.2% of the Company's then outstanding shares of capital stock on a fully diluted basis.

The foregoing summary of certain provisions of the Third Amended Financing Agreement and Third Warrant is qualified in its entirety by reference to the actual documents, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

The foregoing securities were sold in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

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Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty among Midwest Energy Emissions Corp., MES, Inc. and AC Midwest Energy LLC dated as of January 28, 2016

10.2*	Warrant for 2,000,000 shares issued to AC Midwest Energy LLC dated as of January 28, 2016

___________

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: February 3, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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